Exhibit 10.1

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (this “Amendment”) is entered into this 6th day of August, 2015, by and between (i) SILICON VALLEY BANK, a California corporation (“Bank”), and (ii) RUBICON TECHNOLOGY, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 2, 2013 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) revise certain definitions; (ii) extend the Revolving Line Maturity Date; and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 2.5(b) (Unused Revolving Line Facility Fee). Section 2.5(b) is hereby amended in its entirety and replaced with the following:

“(b) Unused Revolving Line Facility Fee. Payable monthly in arrears on the first day of each month occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding;

2.2 Section 13 (Definitions). The definitions of “Borrowing Base”, “Eligible Foreign Accounts” and “Revolving Line Maturity Date” appearing in Section 13.1 are hereby amended, each in its entirety, and each is respectively replaced with the following:

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) thirty-five percent (35%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value), but in any event, in the case of this clause (b), not to at any time exceed the lesser of (i) forty-five percent (45%) of gross availability and (ii) Ten Million Dollars ($10,000,000); in each case as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right to decrease the foregoing amount and/or percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States or Canada but are otherwise Eligible Accounts that are (i) Accounts of LG Innoteck, Crystalwise Technology, Hitachi, Iljin Display, Tera Xtal, LAPIS Semiconductor, ROHM, Applied Sapphire Limited, Fujikoshi Machinery Corp., Gavish Industrial Technologies and Materials, Ltd., General Monitors Ireland, LDT, Impex High Tech GmbH, Mitsubshi Chemical Corporation, Nichia Corporation, Osram Opto Semiconductors GmbH, Procrystal Technology Co., Ltd., QIOPTIQ Photonics GmbH & Co., KG, Seoul Optodevice Co., Stettler Sapphire, Crystal Applied Technology, Hansol Technics Co. Ltd., IQE Silicon Compounds LTD, Lextar Electronic Corporation, Nikon Corporation, Sapphire Technology & Applications Co., Ltd., Toyoda Gosei Co., Ltd., Seoul Viosys Co., Ltd., and Aixtron SE; or (ii) otherwise acceptable to Bank, on a case-by-case basis, in its sole discretion; provided, that all such Eligible Foreign Accounts will be reviewed and re-determined by Bank on an annual basis (or more frequently, as determined by Bank, in its reasonable discretion).

“Revolving Line Maturity Date” is January 2, 2018.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date either (i) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; or (ii) have been delivered to the Bank in connection with the execution of this Amendment;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 [Reserved];

4.6 [Reserved]; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Updated Perfection Certificates. In connection with this Amendment, Borrower and Guarantor have each delivered to Bank an updated Perfection Certificate, dated on or about the date hereof (each an “Updated Perfection Certificate” and collectively the “Updated Perfection Certificates”). Such Updated Perfection Certificates amend, restate and replace in their entirety the Perfection Certificates previously delivered by Borrower and Guarantor to Bank. From and after the date hereof, each reference in any Loan Document to the “Perfection Certificate” shall be deemed to be a reference to the Updated Perfection Certificates, or either Updated Perfection Certificate, as the context requires. Each of Borrower and Guarantor acknowledge, confirm and agree the disclosures and information Borrower and Guarantor provided to Bank in said Updated Perfection Certificates is true and complete as of the date hereof.

6. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of (i) an amendment fee in an amount equal to Seventy Five Thousand Dollars ($75,000), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment and the existing Loan Documents (c) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor, (d) Bank’s receipt of each Updated Perfection Certificate as described in Section 5 above, (d) updated evidence of insurance, in form and substance acceptable to Bank, and (e) updated UCC and lien search results (to be obtained by Bank at Borrower’s expense).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

RUBICON TECHNOLOGY, INC.

By	/s/ Mardel A. Graffy
Name:	Mardel A. Graffy
Title:	CFO

BANK:

SILICON VALLEY BANK

By	/s/ Kurt Nichols
Name:	Kurt Nichols
Title:	Director

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the First Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty and the Guarantor Security Agreement relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty and the Guarantor Security Agreement are true, accurate and complete as if made the date hereof.

Dated as of August 6, 2015

GUARANTOR	RUBICON WORLDWIDE LLC

	By:	/s/ Mardel A. Graffy

	Name:	Mardel A. Graffy

	Title:	CFO